SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2012

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2840 Highway 95 Alt S, Suite 7
Silver Springs, Nevada 89429
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (704) 619-3738

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Greenfield Farms Food, Inc., (the “Company”) has entered into a Convertible Promissory Note and Securities Purchase Agreement with Asher Enterprises, Inc., a Delaware corporation with its headquarters in Great Neck, NY.  The following discussion provides only a brief description and  is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2 and are incorporated by reference herein.

On June 22, 2012 the Company, accepted and entered into Securities Purchase Agreement (the "Convertible Promissory Note Agreement") originally dated June 15, 2012  with Asher Enterprises, Inc., a Delaware corporation (the "Investor"), authorizing the Investor to purchase a convertible note (the "Note") in the principal amount of $83,500 with an interest rate of 8% per annum

Pursuant to the Convertible Note Agreement and the Note, the Investor, or registered Assigns (collectively the "Holder"), shall have the right, from time to time, and at any time during the period beginning on the date which is 180 days following the date of the Note and ending on the later of the maturity date (which is December 15, 2012) or the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of Common Stock of the Company; provided however, to the extent that the Holder's beneficial ownership of the Common Stock of the Company would not exceed 4.99% at any such time as a result of its conversion of the Note.

The Investor may convert, at any time, the outstanding principal and accrued interest on the Convertible Note into shares of the Company's common stock ("Common Stock") at a conversion price per share equal to thirty-five percent (35%) of the lowest trading price of the Common Stock during the 60 trading days ending on the last complete trading day prior to the conversion date.

Disclosure regarding a Debt Settlement and Release Agreement with Larry C. Moore and Donna M. Moore, President and Chief Executive Officer and Secretary of the Company, is hereby incorporated by reference into this Item 1.01 from disclosure presented in Item 5.01 Changes in Control of Registrant below.

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June  18, 2012, Larry C. Moore and HF Services, LLC executed a Stock Purchase Agreement ("SPA") that was effective on June 22, 2012 at closing, through which HF Services, LLC purchased the 85,000 shares of Series A Preferred Stock of the Company owned by Mr. Moore.  Accordingly, given each share of Series A Preferred Stock is convertible into 7,000 shares of Common Stock or 595,000,000 shares, this transaction represents a change in control of the Company.

Concurrent with closing of the SPA and effective on June 22, 2012, Mr. Larry C. Moore, Mr. Mike Killman, Mr. Scott Vuncannon and Mr. Alan Walker each resigned from the Company's board of directors.  The Company has no standing committees on which Messrs. Moore, Killman, Vuncannon or Walker served.  There were no disagreements between the Company and Messrs. Moore, Killman, Vuncannon or Walker related to their resignation from the board of directors.

Also effective on June 22, 2012, Mr. Larry C. Moore resigned as Chief Executive Officer of the Company and Ms. Donna M. Moore resigned as Vice President of Marketing and Corporate Secretary.

Effective June 22, 2012, Mr. Henry Fong was elected to the board of directors of the Company and appointed Chairman of the Board and Chief Executive Officer of the Company until his successor is duly elected and qualified.  There are no family relationships between Mr. Fong and any previous officer or director of the Company.  Mr. Fong is a principal and Manager of HF Services, LLC.

Mr. Fong has served in a variety of roles for other public corporations. Mr. Fong has been Chairman of FastFunds Financial Corporation, a publicly traded financial services company, since June 2004.  Mr. Fong has been President and a Director of China Nuvo Solar Energy, Inc. (“China Nuvo”) since March 2002. China Nuvo is an alternative energy company that is publicly traded. Mr. Fong has been president and a director of Alumifuel Power Corporation, (“Alumifuel”) since May 2005. Alumifuel is a publicly held company developing hydrogen generation products. Mr. Fong has been the president, CEO and director of Techs Loanstar, Inc., (“Techs”) since February 2010. Techs’ is a publicly traded company in the social network industry. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine’s corporate American “Dream Team.”

 The Company has entered into a Debt Settlement and Release Agreement with Larry C. Moore and Donna M. Moore (the Moore’s), President and Chief Executive Officer and Secretary of the Company, respectively.  The following discussion provides only a brief description and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

On June 22, 2012 the Company, accepted and entered into Debt Settlement and Release Agreement dated June 18, 2012  with the Moore’s. The agreement compensates the Moore’s $130,000 with an initial payment of $80,000 and a Promissory Note from the Company for $50,000 due and payable 120 days from said date. In return for the compensation received the Moore’s will forgive $200,004.70 in deferred compensation and other debt owed by the Company and will assume approximately $30,933.46 in Accounts Payables by the Company. Additionally Larry C. Moore was appointed President of the Greenfield Farms Grassfed Beef, Inc. the Company's operating subsidiary and will assume all operational control of the subsidiary.

Item 9.0  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit	Description

10.1	Convertible Promissory Note with Asher Enterprises dated June 15, 2012 (filed herewith)

10.2	Securities Purchase Agreement with Asher Enterprises dated June 15, 2012 (filed herewith)

10.3	Debt Settlement and Release Agreement with Larry C. Moore and Donna Moore dated July 18, 2012 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: June 27, 2012	By:	/s/ Henry Fong
Henry Fong, Principal Executive Officer